Exhibit 10.18
FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of December 18, 2009, by and among AGCO CORPORATION, a Delaware corporation (“AGCO”), AGCO INTERNATIONAL LIMITED, an English corporation (“English Subsidiary”), and AGCO INTERNATIONAL HOLDINGS B.V., a Dutch company (“Dutch Subsidiary”; AGCO, English Subsidiary, and Dutch Subsidiary are referred to herein collectively as the “Borrowers” and individually as a “Borrower”); the Lenders signatory hereto and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Lenders (as defined in the Credit Agreement), the Issuing Bank (as defined in the Credit Agreement), the other agents party thereto, and the Administrative Agent are parties to that certain Credit Agreement dated as of May 16, 2008 (the “Credit Agreement”); and
     WHEREAS, the Borrowers have requested that certain provisions of the Credit Agreement be amended, and the Lenders signatory hereto and the Administrative Agent have agreed to the requested amendments on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further agree as follows:
     Section 1. Amendments to Credit Agreement.
          (a) Section 1.1 of the Credit Agreement, Certain Defined Terms, is hereby amended and modified by (i) deleting the defined terms “Canadian Dealer Receivable Factoring Program,” “Canadian Dealer Receivable Factoring Program Documents,” “U.S. Dealer Receivable Factoring Program” and “U.S. Dealer Receivable Factoring Program Documents,”(ii) adding thereto in appropriate alphabetical order the following defined terms, and (iii) deleting therefrom any existing definitions set forth therein, respectively, for any of the following defined terms:
     “Consolidated Interest Expense” means, for any period, the sum of (a) all amounts that would be deducted in arriving at Consolidated Net Income for such period in respect of interest charges (including amortization of debt discount and expense and imputed interest on Capitalized Leases), (b) interest expense attributable to any Securitization Funding for such period, and (c) commencing with the fiscal quarter beginning January 1, 2010, $2,000,000 for each fiscal quarter of AGCO included in the period of determination (such amount being the attributed interest expense in connection with all Dealer Receivable Factoring

Programs that may exist from time to time, and whether or not in effect at the time of determination).
     “Dealer Receivable Factoring Program” means, a program of sales (without recourse for loss resulting from an account debtor’s inability to pay) by AGCO and/or certain Foreign Subsidiaries of AGCO of wholesale Receivables to a Finance Company, as more fully set forth in the applicable Dealer Receivable Factoring Program Documents.
     “Dealer Receivable Factoring Program Documents” means, with respect to any particular Dealer Receivable Factoring Program, the receivable purchase agreements, sales and servicing agreements and other documents evidencing or governing such Dealer Receivable Factoring Program, in each case in form and substance reasonably acceptable to the Administrative Agent.
     “Funded Debt” means without double-counting, with respect to AGCO on a Consolidated basis, as of any date of determination, (a) all obligations of the type described in clauses (a) through (e) of the definition of “Indebtedness” set forth in Article 1 and any Guaranty of any of the foregoing for which a demand for payment has been received, and specifically including, without limitation, the amount of Outstandings hereunder, and (b) (i) commencing upon the termination of the US Securitization and the Canadian Securitization, $345,000,000, and (ii) commencing upon the termination of the European Securitization, the Equivalent Amount in U.S. Dollars of €100,000,000 Euros (such amounts under this clause (b) being the attributed principal amounts in connection with all Dealer Receivable Factoring Programs that may exist from time to time, and whether or not any such Dealer Receivable Factoring Program is in effect at the time of determination).
          (b) Section 1.1 of the Credit Agreement, Certain Defined Terms, is hereby further amended and modified by deleting clause (i) of the definition of “Permitted Liens” set forth therein in its entirety and replacing such clause with the following:
     “(i) Liens on (x) wholesale Receivables (and the Related Assets) sold pursuant to a Securitization Facility, and on Receivables sold under any factoring arrangement permitted hereunder, and (y) deposit accounts in which wholesale Receivables are collected or concentrated securing support and/or servicing obligations arising under Dealer Receivable Factoring Programs.”
          (c) Section 7.7 of the Credit Agreement, Sales of Assets, is hereby amended and modified by deleting clause (h) thereof in its entirety and by substituting the following in lieu thereof:
     “(h) sales (without recourse for loss resulting from an account debtor’s inability to pay) of wholesale Receivables (together with the

          Related Assets to the extent applicable) under any Dealer Receivable Factoring Program.”
     Section 2. Representations and Warranties. Each of AGCO and the other Borrowers represents and warrants as follows:
          (a) The execution, delivery and performance by each Borrower of this Amendment are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Borrower’s charter or bylaws; (ii) violate any Applicable Law (including, without limitation, to the extent applicable, the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and any similar statute); (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Borrower, any of its Subsidiaries or any of their properties; or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Borrower or any of its Subsidiaries;
          (b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery or performance by any Borrower of this Amendment and each other Loan Document contemplated hereby to which it is or is to be a party;
          (c) This Amendment and each other document required to be delivered by a Borrower hereunder has been duly executed and delivered by each Borrower thereto, and constitutes the legal, valid and binding obligation of each Borrower thereto, enforceable against such Borrower in accordance with its terms;
          (d) The representations and warranties contained in Article 4 of the Credit Agreement, and in each of the other Loan Documents, are true and correct on and as of the date hereof as though made on and as of such date, other than (i) any such representations and warranties that, by their terms, expressly refer to an earlier date, and (ii) as a result of changes permitted by the terms of the Credit Agreement; and
          (e) After giving effect hereto, no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
     Section 3. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall be effective as of the date first set forth above when the Administrative Agent shall have received, in form and substance satisfactory to it, each of the following:
          (a) this Amendment, duly executed by the Borrowers and the Administrative Agent, and Lender Addendum, in the form attached hereto, duly executed by the Required Lenders;
          (b) the payment of a fee from the Borrowers on behalf of each Lender which has delivered to the Administrative Agent by 5:00 p.m. (New York time) on December 18,

2009, such Lender’s executed Lender Addendum consenting to this Amendment, in the amount of (x) 0.10%, multiplied by (y) the Commitment of each such Lender; and
          (c) the delivery of such other documents, instruments and information, as the Administrative Agent may reasonably request.
     Section 4. Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment as set forth in Section 3 hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
     Section 5. Reaffirmation of Guaranty. By executing this Amendment, each Guarantor hereby acknowledges, consents and agrees that all of its obligations and liability under the Guaranty Agreements to which it is a party remain in full force and effect, and that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under such Guaranty Agreements or any of the other Loan Documents to which it is a party.
     Section 6. Costs, Expenses and Taxes. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the fees and expenses of counsel for the Administrative Agent with respect thereto).
     Section 7. No Other Amendments. Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Borrowers hereby ratify and confirm their respective obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent at variance with the Credit Agreement such as to require further notice by the Administrative Agent to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. The Borrowers acknowledge and expressly agree that the Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (in each case as amended hereby).
     Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or electronic mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

     Section 9. Delivery of Lender Addenda. Each Lender executing this Amendment shall do so by delivering to the Administrative Agent a Lender Addendum, substantially in the form of Annex I attached hereto, duly executed by such Lender.
     Section 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 11. Final Agreement. This Amendment represents the final agreement between the Borrowers, the Administrative Agent and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. The Amendment shall constitute a Loan Document for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:	AGCO CORPORATION

By:

Title

AGCO INTERNATIONAL LIMITED

By:

Title

AGCO INTERNATIONAL HOLDINGS B.V.

By:

Title

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
First Amendment to Credit Agreement
Signature Page 1

GUARANTORS:	MASSEY FERGUSON CORP.

By:

Title

EXPORT MARKET SERVICES LLC

By:

Title

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
First Amendment to Credit Agreement
Signature Page 2

ADMINISTRATIVE AGENT:	COÖPERATIEVE CENTRALE RAIFFEISEN
BOERENLEENBANK B.A., “RABOBANK
NEDERLAND,” NEW YORK BRANCH, as
Administrative Agent

By:

Title

By:

Title

LENDERS:	See each Lender Addendum attached hereto
First Amendment to Credit Agreement
Signature Page 6

LENDER ADDENDUM
     Reference is made to the Credit Agreement dated as of May 16, 2008 (the “Credit Agreement”) among AGCO Corporation, AGCO International Limited and AGCO International Holdings B.V., (collectively, the “Borrowers”), the lenders signatory thereto (together with any other financial institution that subsequently becomes a Lender thereunder, the “Lenders”), the Issuing Bank (as defined in the Credit Agreement), the other agents party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as the Administrative Agent (the “Administrative Agent”). Capitalized terms used herein without definition shall have the respective meanings ascribed to those terms in the Credit Agreement.
     Upon execution and delivery of this Lender Addendum by the undersigned Lender, the undersigned Lender hereby consents to and agrees with all of the terms and conditions contained in, and shall become a party to, the First Amendment to Credit Agreement dated as of December 18, 2009.
     THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission or electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers effective as of the date set forth herein.

[NAME OF LENDER]
By:
Name:
Title

Lender Addendum
Signature Page